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EXHIBIT 10-AS

                 EARLY SUCCESSOR INCENTIVE PROGRAM (FISCAL 2000)
                    ADDENDUM TO SUCCESSOR FRANCHISE AGREEMENT


         This Addendum (the "PROGRAM ADDENDUM") to the BURGER KING(R) Successor Franchise Agreement (Entity) is made and entered into as of the ___ day of ____________, 2000 by and among Burger King Corporation, a Florida corporation ("BKC"), ______________________________, a ___________________________ [state and form of organization, e.g., corporation/limited liability company/limited partnership] ("FRANCHISEE"), and ____________________________________________
(collectively, the "OWNERS").

         1.       BACKGROUND AND PURPOSE OF PROGRAM ADDENDUM; ACKNOWLEDGMENTS.

                  1.1      PRIOR AGREEMENT AND SUCCESSOR CONDITIONS.

                           1.1.1 PARTIES TO PRIOR AGREEMENTS. BKC and Franchisee
were parties to a franchise agreement (the "PRIOR FRANCHISE AGREEMENT") for the operation by Franchisee of the BURGER KING restaurant commonly known as "BK #______" (the "RESTAURANT") Owners own all or some of the equity interests in FRANCHISEE and guaranteed and are jointly and severally responsible for the obligations of FRANCHISEE under the Prior Franchise Agreement.

                           1.1.2 EXPIRATION DATE OF PRIOR FRANCHISE AGREEMENT.
The term of the Prior Franchise Agreement was to expire on __________________, _____ (the "FORMER EXPIRATION DATE"), as provided therein.

                           1.1.3 REMODELING CONDITION TO SUCCESSOR FRANCHISE.
Franchisee acknowledges that under the Prior Franchise Agreement, to the extent that Franchisee had any right to a successor franchise upon the expiration of the term, such right was subject to the satisfaction by Franchisee of various conditions, including without limitation that, as a precondition to the grant of any such successor franchise, Franchisee would be required to complete improvements, alterations, and remodeling or rebuilding of the interior and exterior of the Restaurant as required by BKC in accordance with BKC's then-current image requirements.

                  1.2 THE EARLY SUCCESSOR INCENTIVE PROGRAM. BKC has adopted a limited-term program to encourage eligible franchisees to remodel their BURGER KING restaurants before they would otherwise be required to do so. That program, known as the "EARLY SUCCESSOR INCENTIVE PROGRAM" and referred to as the "PROGRAM," is described in BKC's current Uniform Franchise Offering Circular ("UFOC"), a copy of which has been furnished to Franchisee. Franchisees who meet all of the conditions for participation in the Program have an opportunity to execute a successor franchise agreement for the franchised restaurant before the expiration of the term of the existing franchise agreement, and before the completion of remodeling normally required before the execution of a successor franchise agreement, with the requirement that the franchisee complete certain remodeling and restaurant improvement requirements by a firm deadline. Any potential benefits to be derived from the Program by a franchisee are strictly conditioned upon the franchisee's completion of the required remodeling in its entirety by the deadline, and the franchisee's failure to do so has adverse consequences for the franchisee.

                  1.3 FRANCHISEE ACKNOWLEDGMENT. Franchisee has reviewed the description of the Program in BKC's UFOC. Franchisee has had an opportunity to consider the risks and potential benefits of the Program and to consult with Franchisee's business and professional advisors about the Program before executing this Program Addendum. Franchisee is executing the Franchise and this Program Addendum with full understanding and acceptance of the risks and potential benefits to Franchisee of participating in the Program pursuant to this Program Addendum.

                  1.4 EXECUTION OF FRANCHISE AGREEMENT; BKC'S RELIANCE. Concurrently with the


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execution of this Addendum, Franchisee and BKC are entering into a Successor
Franchise Agreement (the "FRANCHISE AGREEMENT") for the Restaurant, and the Owners are executing and delivering to BKC an Owner's Guaranty pursuant to which they guarantee all of Franchisee's obligations to BKC under the Franchise Agreement. The Franchise Agreement replaces and supersedes the Prior Franchise Agreement, which is being terminated concurrently with the execution of the Franchise Agreement and this Program Addendum. Franchisee and the Owners acknowledge and agree that BKC is entering into the Franchise Agreement in reliance on the terms and conditions set forth in this Program Addendum, and that BKC has no obligation to enter into the Franchise and is doing so only in consideration of Franchisee's agreements set forth in this Program Addendum.

         2. FRANCHISEE'S REMODELING OBLIGATIONS; COMPLETION BY DEADLINE IS CRITICAL.

                  2.1 REMODELING REQUIREMENTS. Franchisee shall renovate, repair, replace, remodel and/or rebuild the Restaurant interior and exterior and complete all such other work as is specified (a) in the scope of work attached hereto as EXHIBIT "A" (the "REMODELING REQUIREMENTS") and (b) if the Restaurant now has a drive-thru window or is to be remodeled to include a drive-thru window, in the "Drive-Thru Requirements" to be communicated to Franchisee by BKC as described in Subparagraph 2.2. Before beginning the work on the Remodeling Requirements, Franchisee shall submit a complete set of construction plans to BKC for its review, and shall obtain BKC's written approval of such plans. Any such approval by BKC is for BKC's own internal purposes, and does not constitute a representation or warranty that the remodeling or rebuilding completed in accordance with such plans will meet any governmental standards or requirements, including those described in Paragraph 2.3.

                  2.2 DRIVE-THRU REQUIREMENTS. BKC is currently testing a package of equipment and fixtures intended to improve the experience of drive-thru customers at BURGER KING restaurants and sometimes referred to as the "Drive-Thru 2000 Package." BKC expects to finalize specifications and standards for the Drive-Thru 2000 Package later in 2000 and will communicate those specifications and standards (the "DRIVE-THRU REQUIREMENTS") to Franchisee.

                  2.3 STANDARDS AND OTHER REQUIREMENTS. The Remodeling Requirements and the Drive-Thru Requirements (which may be referred to collectively as the "ESIP Work") shall be performed in a good and workmanlike manner in accordance with (a) existing BKC standards or, if no such standards exist, then such building plans and specifications as are approved in advance by BKC in its sole and reasonable discretion and in writing, and (b) all applicable laws, regulations, ordinances and permits issued by any applicable governmental body, including, without limitation, the Americans with Disabilities Act. As part of the ESIP Work, Franchisee agrees to use only such equipment, furnishings, signs and other materials that meet the then current criteria, specifications and performance standards established by BKC for the BURGER KING System. Franchisee shall be responsible for obtaining all necessary approvals and consents from BKC, governmental agencies and others to effect the completion of the ESIP Work in accordance with the requirements of this Program Addendum. Franchisee shall be solely responsible for the payment of all costs, expenses and fees associated with the completion of the ESIP Work, as well as any increase in rent, real estate taxes or assessments levied, certified and/or pending against the Restaurant or the Premises.

                  2.4 DEADLINE FOR COMPLETION; TIME OF THE ESSENCE. Franchisee must complete the ESIP Work in accordance with this Program Addendum and in its entirety, as determined by BKC, on or before December 31, 2001 (the "COMPLETION DEADLINE"). TIME IS OF THE ESSENCE. Neither partial (even if substantial) performance of the ESIP Work by the Completion Deadline nor full completion of the ESIP Work by a later date shall be deemed to satisfy Franchisee's obligation under this Program Addendum, subject to the provisions of Paragraph 7.

                  2.5 INSPECTION AND NOTICE BY BKC. BKC shall inspect the Restaurant after the Completion Deadline to determine whether Franchisee has completed the ESIP Work in its entirety. If BKC determines that Franchisee has not completed the ESIP Work by the Completion Deadline, BKC shall notify Franchisee in writing of such determination by March 31, 2002.


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                  2.6      FAILURE TO COMPLETE ESIP WORK BY DEADLINE. If, in
accordance with Subparagraph 2.5, BKC determines that the Franchisee has not completed the ESIP Work by the Completion Deadline and notifies Franchisee of such determination, the provisions of this Subparagraph shall apply. In such event, the term of the Franchise Agreement shall expire on the Initial Expiration Date as provided in Subparagraph 3.1, and shall not be extended to the Projected Expiration Date pursuant to Subparagraph 3.2 Moreover, Franchisee shall not be eligible for the Royalty Reduction pursuant to Paragraph 6. In addition, Franchisee shall be subject to the provisions of the Prior Franchise Agreement relating to Franchisee's obligations to improve, alter and remodel the Restaurant during the term to reflect the current image for BURGER KING restaurants as changed from time to time by BKC. If the form of the Prior Franchise Agreement states that the exterior of the Restaurant is to be remodeled during a specific year of the term (that is, it is a "Project Jennifer" form), then Franchisee shall be required to complete such exterior remodeling during such year (if any) as specified in the Prior Franchise Agreement. If the form of the Prior Franchise Agreement does not provide for remodeling of the Restaurant exterior during a particular year (that is, it is a "non-Jennifer" form), then Franchisee shall be subject to the requirements of the Prior Franchise Agreement as to required improvement, remodeling and alteration of the Restaurant. If the Prior Franchise Agreement is a "non-Jennifer" form, Franchisee acknowledges receipt of BKC's general communication that it will require remodeling of restaurants under that form of agreement to be completed during the year ending June 30, 2003.

         3. TERM OF FRANCHISE AGREEMENT. The term of the Franchise Agreement shall begin on the date of this Program Addendum. The ultimate expiration date of the Franchise Agreement shall depend on whether Franchisee completes the ESIP Work by the Completion Deadline, as set forth in this paragraph.

                  3.1 ASSURED TERM. The initial expiration date of the Franchise Agreement (the "INITIAL EXPIRATION DATE") shall be the later of (a) the Former Expiration Date (as set forth in Subparagraph 1.1.2 above), and (b) June 30, 2002.

                  3.2 PROJECTED TERM. Provided that Franchisee completes the ESIP Work in its entirety by the Completion Deadline, as determined by BKC, the term of the Franchise Agreement shall be extended, automatically and without further notice or action on the part of BKC or the Franchisee, to expire on , 20 (the "PROJECTED EXPIRATION DATE").

                  3.3 ACKNOWLEDGMENT OF CONDITION TO SUCCESSOR UPON EXPIRATION OF TERM. Franchisee acknowledges and agrees that upon the expiration of the Franchise Agreement, whether upon the Initial Expiration Date or the Projected Expiration Date, Franchisee shall have no right to a further successor franchise except upon satisfaction of the conditions set forth in the Franchise Agreement. Without limiting the foregoing, Franchisee acknowledges and agrees that Franchisee shall be required (a) to reestablish that it satisfies the conditions for the grant of a successor franchise, including without limitation the submission of a successor franchise application and the delivery of a general release of BKC, and (b) to pay the then-current successor franchise fee charged by BKC, without any credit against said fee based on the payment of the Program franchise fee under the Franchise Agreement and this Program Addendum.

         4. PROGRAM FRANCHISE FEE. Concurrently with the execution of the Franchise Agreement and this Program Addendum, and in consideration of the rights granted to Franchise thereby, and not for any future services to be provided by BKC, Franchisee has paid to BKC a Program franchise fee in the amount of $__________. Such fee shall be fully earned by BKC and nonrefundable upon its acceptance and execution of the Franchise Agreement and this Program Addendum. FRANCHISEE ACKNOWLEDGES AND AGREES THAT THE AMOUNT OF THE PROGRAM FRANCHISE FEE HAS BEEN DETERMINED BASED ON THE ASSUMPTION THAT THE FRANCHISE AGREEMENT WILL EXPIRE ON THE PROJECTED EXPIRATION DATE, AND THAT FRANCHISEE SHALL NOT BE ENTITLED TO ANY TYPE OF CREDIT, REFUND OR ADJUSTMENT IF THE FRANCHISE AGREEMENT EXPIRES ON THE INITIAL EXPIRATION DATE AND IS NOT EXTENDED AS PROVIDED IN THIS PROGRAM ADDENDUM.

         5. ROYALTIES PAYABLE DURING THE TERM. During the term of the Franchise Agreement,


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Franchisee agrees to pay to BKC, for the use of the BURGER KING System and the
BURGER KING Marks during the term of the Franchise Agreement, a royalty ("ROYALTY") equal to a percentage of Gross Sales. Royalties shall be paid monthly by the tenth (10th) day of each month based upon Gross Sales for the preceding month. EXCEPT AS SET FORTH IN PARAGRAPH 6 WITH RESPECT TO THE ROYALTY REDUCTION FOR THE ROYALTY REDUCTION PERIOD, the Royalty payable by Franchisee shall be as follows:

                  5.1 Through the Initial Expiration Date, Franchisee shall pay Royalties equal to 3.5% of Gross Sales.

                  5.2 After the Initial Expiration Date and for the balance of the term of the Franchise Agreement (provided that the Franchise Agreement has been extended for the Projected Term pursuant to Subparagraph 3.2), and subject to the provisions of Paragraph 6 below, Franchisee shall pay BKC Royalties equal to 4.5% of Gross Sales.

         6. ROYALTY REDUCTION. Provided that BKC determines that Franchisee has completed the ESIP Work in its entirety by the Completion Deadline, then notwithstanding the provisions of Paragraph 5, Franchisee shall be entitled to pay Royalties at the reduced rate of 2.75% of gross sales (the "ROYALTY REDUCTION") for a period of sixty (60) months beginning April 1, 2002 and ending March 31, 2007 (the "ROYALTY REDUCTION PERIOD").

         7. ACTS OF GOD/FORCE MAJEURE. Notwithstanding the other provisions of this Program Addendum, if Franchisee is prevented from completing the ESIP Work by the Completion Deadline by any act of God, labor strike, civil unrest, or similar cause, Franchisee must promptly notify BKC in writing of such event. Together with such notice, Franchisee must provide BKC with all relevant information about the effect of such event on Franchisee's ability to complete the ESIP Work and advise BKC of the expected delay in completion as a result of such event. After reviewing the facts, BKC will notify the Franchisee in writing of its decision regarding a reasonable extension of the Completion Deadline, but in no event shall BKC be required to provide an extension of more than six months. Delays that may be anticipated to arise in the course of restaurant remodeling or rebuilding, including without limitation delays in obtaining permits or zoning variances, shall not be considered cause for extension of the Completion Deadline.

         8. ENTIRE AGREEMENT. Section 21.J. of the Franchise Agreement, captioned "Entire Agreement," is amended to read in its entirety as follows:

                           This Agreement, together with the Successor Franchise Addendum, the Early Successor Incentive Program Addendum to Successor Franchise Agreement, [THE STATE ADDENDUM TO THIS AGREEMENT, THE NON-TRADITIONAL FACILITY ADDENDUM,] the Franchise Application and the Distribution Plan and Guarantee, Indemnification and Acknowledgment executed by Owners, submitted by FRANCHISEE to BKC and upon all of which BKC is relying in granting this franchise, constitute the entire agreement of the parties, and supersede all prior agreements, negotiations, commitments, representations and undertakings of the parties, with respect to the subject matter of this Agreement.

         9.       MISCELLANEOUS.

                  9.1 EXECUTION IN COUNTERPARTS. This Program Addendum may be executed in one or more counterparts, each of which shall be deemed to be the same document.

                  9.2 CONSTRUCTION. All capitalized terms not specifically defined in this Program Addendum shall have the meanings defined for such terms in the Franchise Agreement. The captions in this Program Addendum are for convenience only and do not construe or modify its provisions. The background paragraphs are terms of this Program Addendum. In the event of a conflict between the


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terms of the Franchise Agreement [or the Extended Lease], including any other addendum thereto, and the terms of this Program Addendum, the terms of this Program Addendum shall govern.

                  9.3 NO OTHER MODIFICATIONS. Except as specifically amended hereby, all of the other terms and conditions of the Franchise Agreement remain the same.

         IN WITNESS WHEREOF, the parties have executed this Program Addendum as of the day and year first above set forth.


                                    BURGER KING CORPORATION

                                    By:_________________________________________
                                              Franchise Systems Supervisor

                                    Attest:_____________________________________
                                              Franchise Associate


                                    FRANCHISEE

                                    (Entity Name)
                                          a         *       corporation/limited
                                          partnership/limited liability company


                                    By:_________________________________________
                                              *, Managing Owner/Member

                                    Attest:_____________________________________
                                            Print Name:_________________________
                                            Title:______________________________


WITNESS                                       OWNERS


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